Exhibit 99.1

Mesa Labs Acquires Sterilization and Disinfection Process Control Business

Lakewood, Colorado, November 8, 2017 – Mesa Laboratories, Inc. (NASDAQ:MLAB) (we, us, our, “Mesa” or the “Company”) today announced the acquisition of substantially all of the assets and certain liabilities of BAG Health Care GmbH’s (“BAG”) Hygiene Monitoring business.

Mesa purchased only the Hygiene Monitoring business from BAG and as a result, the sale and service of their other business divisions will continue as normal and are not affected in any way by the acquisition of the Hygiene Monitoring business.

The Hygiene Monitoring business markets, distributes and services biological, cleaning and chemical indicators, as well as a range of infection prevention products sold into the same Central Sterile Supply customers. The business will be integrated into Mesa’s Sterilization and Disinfection Control Division, further deepening Mesa’s presence in Germany and Eastern Europe. The acquisition is expected to increase division revenues by approximately seven percent and to be accretive to our diluted net income per share in the first twelve months following the acquisition.

Biological, chemical and cleaning indicators are used to assess the effectiveness of sterilization and disinfection processes, including steam, gas, hydrogen peroxide, ethylene oxide and radiation sterilization as well as washer-disinfectors and ultrasonic cleaners. These processes are concentrated in the hospital, dental, medical device and pharmaceutical industries.

“The integration of the BAG Health Care Hygiene Monitoring business into Mesa’s Sterilization and Disinfection Control Division adds deep customer relationships in the German and Eastern European markets where BAG has a well-deserved reputation for providing high quality products and deep customer and technical support. We look forward to enhancing our direct commercial presence in Europe, expanding our participation in the hospital segment and serving new applications in sterilization and disinfection control” stated Gary Owens, President and CEO of Mesa Laboratories.

“BAG has been a leader in the German sterilization and hospital markets for more than 30 years”, said Nicolas Sachsenberg, M.D., CEO of BAG Health Care. “We are excited to find a partner in Mesa that not only can continue to provide high quality products and services to our customers, but also offer growth opportunities to the Hygiene Monitoring division employees joining the Mesa team.”

About Mesa Laboratories, Inc.

Mesa is a global technology innovator committed to solving some of the most critical quality control and analytical challenges in the pharmaceutical, healthcare, industrial safety, environmental and food & beverage industries. Mesa offers products and services through four divisions (Sterilization and Disinfection Control, Instruments, Cold Chain Monitoring and Cold Chain Packaging) which help its customers ensure product integrity, increase patient and worker safety, and design innovative solutions that improve the quality of life throughout the world.

Forward Looking Statements

This press release may contain information that constitutes "forward-looking statements." Generally, the words "believe," “estimate,” "expect," "project," “anticipate,” “intend,” "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenue growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2017, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

CONTACT: Gary Owens.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000

For more information about the Company, please visit its website at www.mesalabs.com